Exhibit 99.1
InnovAge Appoints Jennifer Browne as President and Chief Operating Officer

DENVER, May 12, 2026 (GLOBE NEWSWIRE) – InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail, predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), today announced that Jennifer Browne has been appointed President and Chief Operating Officer, effective June 8, 2026.

Ms. Browne brings deep experience leading complex, multi-state healthcare organizations operating under value-based care models. She has a strong track record of improving performance across operations, clinical quality, compliance, and financial outcomes while scaling services to reach more patients. Most recently, she served as the Chief Operating Officer for Strive Health overseeing market operations and shared services. Prior to Strive, she served as SVP of Value & Population Health at Optum where she managed a value-based care portfolio of over 1.2 million patients.

“Jen is exactly the kind of leader we need for this next phase of InnovAge,” said Patrick Blair, Chief Executive Officer. “She combines operational rigor with a deep understanding of value-based care and a genuine commitment to serving complex populations. Her experience leading at scale, strengthening compliance and quality, and building high-performing teams will be critical as we continue to improve consistency across our markets and expand access to care for more seniors.”

In her role, Ms. Browne will oversee InnovAge’s market operations and core support functions, with a focus on driving consistent execution, enhancing the participant experience, and advancing the Company’s performance across its key operational and compliance metrics.

“I’m excited to join InnovAge at such an important time,” said Ms. Browne. “The PACE model delivers real value to participants, families, and the broader healthcare system. InnovAge has made meaningful progress strengthening its foundation, and I look forward to working with the team to build on that momentum—continuing to elevate quality, deepen compliance, and expand the reach of this care model to serve more seniors.”

Ms. Browne’s appointment reflects InnovAge’s continued focus on disciplined execution, regulatory excellence, and sustainable growth as the Company advances its mission to help older adults live independently for as long as possible.

About InnovAge

InnovAge is an industry leader in providing comprehensive healthcare programs to frail, predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care our participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of March 31, 2026, InnovAge served approximately 8,050 participants across 20 centers in six states. https://www.innovage.com

Investor Contact:
Ryan Kubota
RKubota@InnovAge.com

Media Contact:
press@innovage.com

Forward-Looking Statements – Safe Harbor
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “continue,” “intend,” “forward,” “focus,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning that they do not relate strictly to historical or current facts. Examples of forward-looking statements include statements regarding our expectations with respect to the Company’s new President and Chief Operating Officer; and our expectations with respect to the Company’s ability to improve its operations and grow. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, our dependence on our senior management team and ability to retain skilled employees; failure to execute an orderly President and Chief Operating Officer transition; the impact of the transition on the Company, its employees and its suppliers; the viability of, and/or our failure to execute, our business strategy and our ability to realize expected results; and other risk factors identified in our SEC reports, including, our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company is based on information currently available to us. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.